Exhibit 4.1

NUMBER

SHARES

LAKES

Entertainment, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 51206P 10 9

THIS CERTIFIES THAT

SPECIMEN

is the owner of

LAKES ENTERTAINMENT, INC.

Dated:

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK MINNESOTA, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED - MINNEAPOLIS

LAIKES Entertainment, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 51206P 109 THIS CERTIFIES THAT is the owner of SHARES OF FULLY PAID AND NON-ASSESSABLE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF LAKES ENTERTAINMENT, INC. transferable on the books of the Corporation by the hoidel’ hereo{ in person or by duly auth orized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar. WITNESS the facsimile signatures of the Corporation’s duly authorized officers. Dated: